Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283812

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [_____], 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 20, 2024)

SUPER LEAGUE ENTERPRISE, INC.

[●] SHARES OF COMMON STOCK

We are offering [●] shares of our common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $                per share (the “Offering”) pursuant to this prospectus supplement and the accompanying prospectus. The Offering is being underwritten on a firm commitment basis.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLE.” On May [2], 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $[0.359] per share.

As of May [●], 2025, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) was $_,___,___ based on 18,448,162 shares of outstanding Common Stock, of which 18,246,780 shares were held by non-affiliates, and the last reported sale price of our Common Stock of $0.__ per share on [___], 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have offered or sold $1,231,241 worth of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page S-[●] of this prospectus supplement and in the related sections in the accompanying prospectus and in the documents incorporated herein by reference.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	We have agreed to an underwriting discount equal to 8.0% of the gross proceeds received in this offering. See “Underwiting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Company has granted to the Underwriter an option (the “Option”) to purchase up to an additional [●] shares of Common Stock, representing 15% of the number of shares of Common Stock offered, at the public offering price of $[●] per share, less underwriting discounts and commissions. The Option is exercisable in whole or in part at any time up to 45 days after the date of this prospectus.

The Underwriter expects to deliver the shares of Common Stock to investors on or about [___], 2025, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is         , 2025.

SUPER LEAGUE ENTERPRISE, INC.

BASE PROSPECTUS

About This Prospectus	1
Prospectus Summary	2
Risk Factors	5
Cautionary Notes Regarding Forward-Looking Statements	6
Use of Proceeds	9
Description of our Capital Stock	10
Description of our Debt Securities	31
Description of our Warrants	38
Description of our Units	40
Description of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws	41
Plan of Distribution	43
Legal Matters	44
Experts	44
Where You Can Find More Information	44
Incorporation Of Certain Information By Reference	45

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not, and the Underwriter has not, authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus supplement beginning on page S-[●] and the risk factors contained in our Annual Report and other documents incorporated by reference herein. Some of the statements in this prospectus supplement and the accompanying prospectus and the information incorporated by reference constitute forward-looking statements. For additional information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context requires otherwise, the words “we,” “us,” “our,” the “Company,” “Super League,” and “Super League Enterprise” refer to Super League Enterprise, Inc., a Delaware corporation, and its wholly owned subsidiaries, InPVP, LLC, a Delaware limited liability company, and Super League Gaming, UK Ltd., a company organized under the laws of England and Wales.

Company Overview

We are redefining how brands connect with consumers through the power of playable media. Through solutions within mobile games and the world’s largest immersive gaming platforms, Super League provides global brands with ads, content, and experiences that are not only seen – they are played, felt, and remembered. Boasting an award-winning development studio, a vast network of native creators, and proprietary engagement technology, Super League is a one-of-a-kind partner for brands looking to stand out in culture, spark loyalty, and drive meaningful impact. In a world where attention is earned, Super League makes brands relevant - by making them playable.

We generate revenue from (i) innovative advertising including immersive game world and experience publishing and in-game media products, (ii) direct to consumer offers, including in-game items, e-commerce, and virtual collectibles, and (iii) content and technology through the production and distribution of our own, advertiser and third-party interactive and video content. We operate in one reportable segment to reflect the way management and our chief operating decision maker review and assess the performance of the business.

Our Strategy

We believe that video gaming and virtual world platforms are where consumers will continue to spend material amounts of time, making it increasingly important for global brands and intellectual property owners to prioritize in-game and in-world marketing and advertising programs. In an attention economy dominated by the continued blending of physical-and-digital lives and smarter, more immersive screens, consumers are increasingly responsive to more customized and personalized advertising content that fits naturally with the activities they most enjoy. For brands, the next generation of consumer engagement will achieved be through targeted solutions that meet this consumer expectation.

With strong roots in open gaming platforms where interactive worlds were first spawned, we believe our success is in the creation, growth, and monetization of playable digital advertising content and interactive experiences across mobile games and immersive platforms. Super League’s vision is to be the most comprehensive provider of products and creative, tech-driven solutions that deliver superior levels of consumer engagement and measurable business outcomes for brands within the playable media category.

Built on a powerful foundation of unmatched capabilities and software platforms that have driven consistent success for innovative brand experiences, creator growth and monetization, and significant consumer engagement, our scalable, vertically-integrated solution offers:

●	Successful owned and third-party publishing worlds, experiences and destinations;
●	Innovative product and marketing solutions for brands and developers; and
●	Valued tools and analytics for brands and developers.

Our Business

As an early-mover creating engaging experiences inside of metaverse, or “open world,” game platforms since 2015, Super League has converted our deep understanding of young gamers into significant audience reach in virtual world gaming platforms. We believe we have successfully iterated our business model through these market insights, and our organic and inorganic growth to establish scale and ultimately drive our monetization strategies. Our strong and growing product-market fit currently reaches over 130 million monthly unique players in Roblox, Minecraft and Fortnite and generates over one billion monthly impressions. Our software supports the creation and operation of our owned and third-party metaverse gaming worlds and experiences, along with creator tools and analytics underpinned by a creator economy. These capabilities and tools enable Super League to build immersive experiences and custom worlds, as well as, extend audience reach with our innovative in-game ad and consumer products, allowing our content creator partners to participate in our advertising economy. Our analytics suite provides Super League, brands and advertisers, and game developers data that informs campaign measurement and insights, along with enhanced game design. Beyond our primary advertising revenue stream, we have the opportunity to extend further downstream in the metaverse gaming worlds we operate, and generate in-game direct to consumer revenues. In addition, our platform, and our capability to produce compelling gaming-centric video and livestream broadcasts drives viewership to our experiences and our brand partner’s digital channels for further amplification.

Specifically, Super League’s digital experience and media products provide a wide range of solutions for brands and advertisers. From branded in-game experiences, through to custom content and media, Super League can provide end-to-end solutions for brands to acquire customers, deepen brand affinity and deliver digital to physical conversion to drive meaningful brand business performance. As Super League has scaled in both metaverse player and viewing audience reach, we have experienced growth in both the average revenue size of branded programs, along with a strong percentage of repeat buyers, while upholding our premium cost per impressions (“CPM”) rates, further validating a new premium social marketing channel for advertisers to reach elusive Generation Z and Alpha gamers. Additionally, our capability and proprietary technology is now being applied to new virtual world platforms beyond our core offering with the vision of being an enterprise solution for brands to have a persistent, omni-channel across immersive world platforms driving back to a brand’s web experience that speaks this new language of 3D engagement. A move to more persistent branded programs shifts the Company’s business model from being one of temporal, campaign-centric, engagements to streams that are more annual, recurring, and forecastable in nature, smoothing out some of the current traditional advertising model seasonality.

Selected Risks Related to our Business

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Some of the more significant risks and uncertainties relating to an investment in our are more fully described in the section titled "Risk Factors" in this prospectus supplement and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement.

Corporate Information

Super League Enterprise, Inc. was incorporated under the laws of the State of Delaware on October 1, 2014 as Nth Games, Inc. On June 15, 2015, we changed our corporate name from Nth Games, Inc. to Super League Gaming, Inc., and on September 11, 2023, we change our corporate name from Super League Gaming, Inc. to Super League Enterprise, Inc. Our principal executive offices are located at 2856 Colorado Ave., Santa Monica, California 90404. Our Company telephone number is (213) 421-1920 and our investor relations contact number is (949) 574-3860.

Our corporate website address is www.superleague.com. We make available on or through our website our periodic reports that we file with the SEC. Information contained in, or accessible through, our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE OFFERING

Common Stock offered by us	[●] of shares of Common Stock

Public offering price	$[●] per share of Common Stock

Common stock to be outstanding immediately after the closing of this offering	[●] shares of Common Stock (or [●] shares if the Underwriter exercises its Option to purchase additional shares in full)(1)

Underwriter’s over-allotment option

We have granted the Underwriter the Option to purchase up to [●] additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions. The underwriters can exercise this right at any time within 45 days after the date of this prospectus.

Use of proceeds

We intend to use the net proceeds from this Offering for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures, as well as a portion of certain indebtedness of the Company. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. See “Use of Proceeds” beginning on page S-[●] of this prospectus supplement for additional detail.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-[●] of this prospectus supplement, beginning on page  of the accompanying base prospectus, and in the documents incorporated herein and therein by reference.

Trading symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLE.”

(1) Unless otherwise noted, the number of shares of our Common Stock outstanding prior to and after this Offering is based on 18,448,162 shares of Common Stock outstanding as of May 7, 2025, assumes no exercise of the Underwriter’s Option, and excludes:

●	1,125,800 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase our Common Stock, with a weighted average exercise price of $2.19 per share;

●

345,926 shares of Common Stock issuable upon exercise of outstanding stock options under our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”), with a weighted average exercise price of $16.12 per share;

●	139,915 shares of Common Stock reserved for future issuance pursuant to the 2014 Plan;

●	1,173,013 shares of Common Stock issuable upon vesting of outstanding restricted stock units;

●	1,838,166 shares of Common Stock issuable upon the exercise of certain Underwriter warrants to purchase our Common Stock, with a weighted average exercise price of $2.74; and

●

9,889,581 shares of Common Stock issuable upon the conversion of the Company’s Series AA Convertible Preferred Stock, Series AA-3 Convertible Preferred Stock, Series AA-4 Convertible Preferred Stock, Series AA-5 Convertible Preferred Stock, Series AAA Convertible Preferred Stock, Series AAA-2 Convertible Preferred Stock, Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our Common Stock could decline materially and you could lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

You may lose all of your investment.

Investing in our Common Stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

Management will have broad discretion as to the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion over the use of proceeds from this Offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the net proceeds from this Offering effectively could compromise our ability to pursue our business strategy, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. In addition, the net proceeds from this Offering may not be sufficient for our anticipated uses, and we may need additional resources to progress our service offerings to the stage we expect. You will not have the opportunity to influence our decisions on how to use our net proceeds from this Offering.

You will experience immediate and substantial dilution.

Because the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this Offering. Based on the public offering price per share of Common Stock of $[●], and our net tangible book value as of December 31, 2024 of approximately $0.36 per share, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $[●] per share, representing the difference between the public offering price per share of Common Stock and the net tangible book value per share of our Common Stock. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this Offering.

We may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent that we raise additional capital by issuing equity securities, including securities exercisable for or convertible into shares of our Common Stock, our existing shareholders’ ownership may experience substantial dilution, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder.

Although our Common Stock is listed on the Nasdaq Capital Market, our shares are likely to be thinly traded for some time and an active market may never develop.

Although our Common Stock is listed on the Nasdaq Capital Market, it is likely that initially there will be a very limited trading market for our Common Stock, and we cannot ensure that a robust trading market will ever develop or be sustained. Our shares of Common Stock may be thinly traded, and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock in the future. The market liquidity will be dependent on the perception of our operating business, competitive forces, state of the live stream and gaming industry, growth rate and becoming cash flow profitable on a sustainable basis, among other things. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows, and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate financial public relations firms with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of Common Stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our Common Stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Our stock price may be volatile, and you could lose all or part of your investment.

The trading price of our Common Stock may fluctuate substantially and may be higher or lower than the initial public offering price. This may be especially true for companies with a small public float. The trading price of our Common Stock will depend on several factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our Common Stock since you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of our Common Stock include:

●	changes to our industry, including demand and regulations;

●	we may not be able to compete successfully against current and future competitors;

●	competitive pricing pressures;

●	our ability to obtain working capital financing as required;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship, sponsor or licensor;

●	any major change in our management;

●	changes in accounting standards, procedures, guidelines, interpretations or principals; and

●	economic, geo-political and other external factors.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly. If the market price of our Common Stock after our offering does not exceed what you paid per share, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We may not obtain any future research coverage by securities industry analysts. In the event we are covered by research analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

We have not paid cash dividends in the past and do not expect to pay cash dividends on our Common Stock in the future. Any return on investment will likely be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Since we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, stock price appreciation, if any, will be your sole source of gain.

We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, appreciation, if any, in the market price of our Common Stock will be your sole source of gain for the foreseeable future.

Our issuance of additional shares of preferred stock could adversely affect the market value of our Common Stock, dilute the voting power of common stockholders and delay or prevent a change of control.

Our Board has the authority to cause us to issue, without any further vote or action by the stockholders, up to an additional 9,958,018 shares of preferred stock in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. As of the date of this prospectus, we had the following shares of Preferred Stock outstanding: (i) zero shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”); (ii) zero shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”); (iii) zero shares of Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred”); (iv) zero shares of Series A-4 Convertible Preferred Stock, par value $0.001 per share (the “Series A-4 Preferred”); (v) zero shares of Series A-5 Convertible Preferred Stock, par value $0.001 per share (the “Series A-5 Preferred”), (vi) 3,639 shares of Series AA Convertible Preferred Stock, par value $0.001 per share (the “Series AA Preferred”); (vii) zero shares of Series AA-2 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-2 Preferred”); (viii) 25 shares of Series AA-3 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-3 Preferred”); (ix) 500 shares of Series AA-4 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-4 Preferred”); (x) 50 shares of Series AA-5 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-5 Preferred”), (xi) 7,295 shares of Series AAA Convertible Preferred Stock, par value $0.001 per share (the “Series AAA Preferred”); and (xii) 3,148 shares of Series AAA-2 Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-2 Preferred”); (xiii) 352 shares of Series AAA Junior Convertible Preferred Stock, par value $.001 per share (the “Series AAA JR Preferred”); (xiv) 441 shares of Series AAA-2 Junior Convertible Preferred Stock, par value $.001 per share (the “Series AAA-2 JR Preferred”); (xv) 627 shares of Series AAA-3 Junior Convertible Preferred Stock, par value $.001 per share (the “Series AAA-3 JR Preferred”); and (xvi) 399 shares of Series AAA-4 Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-4 JR Preferred”, and, collectively with the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred, Series AAA-2 Preferred, Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred, and Series AAA-4 JR Preferred (the “Preferred Stock”).

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase Common Stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase Common Stock at the lower conversion price causing economic dilution to the holders of Common Stock.

Further, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The issuance of shares of preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

The holders of Preferred Stock are entitled to vote on an as-converted basis to Common Stock basis and have rights to approve certain actions.

From November 2022 to December 2024, we issued an aggregate of 41,982 shares of our Preferred Stock to a group of accredited investors (collectively, the “Investors”), pursuant to certain placement agency agreements.

The holders of our Preferred Stock are generally entitled to vote with the holders of our Common Stock on all matters submitted for a vote of our stockholders (voting together with the holders of Common Stock as one class) on an as-converted basis. Additionally, the consent of the holders of a majority of the outstanding shares of Preferred Stock are required in order for us to take certain actions, including issuances of securities that are senior to, or equal in priority with, the Preferred Stock. As a result, the holders of Preferred Stock may in the future have the ability to influence the outcome of certain matters affecting our governance and capitalization.

As of May 7, 2025, there were approximately 16,476 shares of our Preferred Stock outstanding, which are convertible without payment of additional consideration, into approximately 9.9 million shares of our Common Stock, subject to certain ownership limitations. The conversion of the outstanding shares of our Preferred Stock into Common Stock would be substantially dilutive to existing stockholders. Any dilution or potential dilution may cause our stockholders to sell their shares, which may contribute to a downward movement in the stock price of our Common Stock.

Shares of our preferred stock have certain approval rights with respect to issuances of Common Stock below such preferred stock’s conversion price floors. Our failure to get consent from the holders of Series AA Preferred (and all subseries thereof) prior to the issuance of the shares in this Offering may cause us to face litigation.

The Certificate of Designation of Preferences, Rights, and Limitations of the Series AA Convertible Preferred Stock (and each subseries thereof) requires us to receive consent from the majority of the holders of each subseries of Series AA Preferred prior to issuing any shares of common stock below the respective conversion price floors of such securities (the “Preferred Consents”).  The shares of Common Stock being offered and sold in the Offering are priced below the conversion price floors of the Series AA Preferred. While the Company intends to obtain ratification from the Series AA Preferred of the issuances proposed hereunder after the consummation of the Offering, if the Company fails to obtain the Preferred Consents prior to the issuance of shares issued in this Offering, it could potentially face litigation from holders of the Series AA Preferred, which may affect an investor’s ability to receive such shares of Common Stock and could have a material adverse effect on the Company’s business, financial condition, results of operations, and prospects.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. In the event of bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue preferred stock in the future, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any such future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

We have granted, and may continue to grant, share incentive awards, which may result in increased share-based compensation expenses.

We adopted our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) in October 2014, for purposes of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with ours. We account for compensation costs for all share-based awards issued under the 2014 Plan using a fair-value based method and recognize expenses in our statements of comprehensive loss in accordance with GAAP. Under the 2014 Plan, we are authorized to grant options to purchase shares of Common Stock of our Company, restricted share units to receive shares of Common Stock and restricted shares of Common Stock. For the years ended December 31, 2024 and 2023, we recorded share-based compensation expense of $1.3 million and $2.7 million, respectively, primarily related to issuances and vesting of awards under the 2014 Plan.

We believe the granting of share incentive awards is important to our ability to attract and retain employees, and we will continue to grant share incentive awards to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

An active trading market for our Common Stock may not be maintained.

Our Common Stock is currently traded on the Nasdaq Capital Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our Common Stock is not maintained, it may be difficult for our stockholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and impair our ability to acquire other companies or technologies using our shares as consideration.

We received a notice from Nasdaq that our common stock may be delisted from trading on the Nasdaq Capital Market if we fail to comply with the continued listing requirements, including the minimum bid price requirement and annual meeting requirement. A delisting of our Common Stock is likely to reduce the liquidity of our Common Stock and may inhibit or preclude our ability to raise additional financing.

We are required to comply with certain Nasdaq continued listing requirements, including a minimum bid price for our Common Stock, as well as a series of financial tests relating to stockholder equity, market value of listed securities and number of market makers and stockholders. If we fail to maintain compliance with any of those requirements, our Common Stock could be delisted from Nasdaq.

On January 2, 2025, we received a letter (the “Bid Price Letter”) from the Listing Qualifications Staff of Nasdaq indicating that, based upon the closing bid price of the Company’s Common Stock, for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). On January 3, 2025, the Company received a letter (the “Annual Meeting Letter”) from Nasdaq indicating that the Company no longer complies with Listing Rule 5620(a) (the “Annual Meeting Rule”) since it did not hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2023. On April 7, 2025, we received a letter (the “Stockholders Equity Letter”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on The Nasdaq Capital Market (the “Stockholders’ Equity Requirement”), and that the Company does not meet the alternative compliance standards of market value of listed securities or net income from continuing operations. The Company’s failure to comply with the Stockholders’ Equity Requirement was based on the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2024, reporting the stockholders’ equity of $170,000.

The Company intends to monitor the closing bid price of its Common Stock. To regain compliance with Nasdaq Listing Rule 5550(a)(2), the closing bid price of the Company's Common Stock must be at least $1.00 per share for 10 consecutive business days during the 180-day period from January 2, 2025 to July 1, 2025. If the Company does not regain compliance with the minimum bid price requirement by July 1, 2025, Nasdaq may grant the Company a second 180-day period to regain compliance. To qualify for this additional 180-day compliance period, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, other than the minimum bid price requirement. In addition, the Company would also be required to notify Nasdaq of its intent to cure the minimum bid price deficiency by effecting a reverse stock split, if necessary. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company's Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. To regain compliance with the Annual Meeting Rule, the Company prepared and submitted a plan of compliance (due within 45 calendar days from receipt of the formal notice) to Nasdaq of which we are awaiting a response from Nasdaq. There is no guaranty that Nasdaq will accept our plan of compliance. To regain compliance with the Stockholders’ Equity Requirement, the Company intends to prepare and submit a plan of compliance (due within 45 calendar days from receipt of the formal notice) to Nasdaq as necessary.

If, for any reason, Nasdaq should delist our Common Stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our Common Stock;
●	the market price of our Common Stock;
●	we will become a “penny stock”, which will make trading of our Common Stock much more difficult;
●	our ability to obtain financing for the continuation of our operations;
●	the number of institutional and general investors that will consider investing in our Common Stock;
●	the number of investors in general that will consider investing in our Common Stock;
●	the number of market makers in our Common Stock;
●	the availability of information concerning the trading prices and volume of our Common Stock; and
●	the number of broker-dealers willing to execute trades in shares of our Common Stock.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus supplement entitled “Prospectus Supplement Summary” and “Risk Factors,” as well as in those sections of our 2024 Annual Report entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” but are also contained elsewhere in this prospectus supplement. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for making each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including:

●	overall strength and stability of general economic conditions and of the electronic video game industry in the United States and globally;

●	changes in consumer demand for, and acceptance of, our services and the games that we license for our tournaments and other experiences, as well as online gaming in general;

●	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;

●	our ability to generate consistent revenue;

●	our ability to effectively execute our business plan;

●	changes in the price of streaming services, licensing fees, and network infrastructure, hosting and maintenance;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with litigation;

●	our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;

●	our ability to obtain and enter into new licensing agreements with game publishers and owners;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus supplement, including in the section entitled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to our Company, including but not limited to the fact that we have only a limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend and do not undertake an obligation to update any of the forward-looking statements to conform these statements to actual results.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein and those documents filed as exhibits to the registration statement, of which this prospectus supplement is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our Common Stock offered under this prospectus supplement will be approximately $[●] million (or approximately $[●] million assuming the Underwriter’s exercise of the Option in full) after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants offered and issued pursuant to this offering.

We currently intend to use the net proceeds we receive from this offering for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures, as well as to repay certain indebtedness of the Company. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. We may also invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

The intended use of net proceeds from this offering represents our expectations based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses described in this prospectus supplement. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short- and intermediate-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. The payment of dividends on our Common Stock will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.

Holders of our Series AAA Preferred, and Series AAA-2 Preferred are entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA Preferred and Series AAA-2 Preferred then held by such holder on the 12 and 24 month anniversaries of the Effective Date.

DILUTION

If you invest in our Common Stock, your ownership interest will be diluted to the extent the public offering price per share of our Common Stock exceeds the net tangible book value per share of our common stock immediately following this offering. As of December 31, 2024, the net tangible book value of our Common Stock was approximately ($5.8 million), or ($0.36) per share of Common Stock based on 16,224,371 shares of our Common Stock issued and outstanding. Net tangible book value per share as of a particular date represents common equity less intangible assets and goodwill, divided by the number of shares of our Common Stock outstanding.

After giving effect to the sale of [●] of shares of our Common Stock at an offering price of $[●] per share, the last reported sale price of our Common Stock on May [●], 2025, and (iii) after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, but giving no effect to the possible exercise of the Underwriter’s Option, the pro forma net tangible book value as of [March 31, 2025] would have been approximately ($[●] million). This represents an immediate increase in the net tangible book value of $[●] per share to existing stockholders and an immediate dilution of $[●] per share to the investor purchasing shares of our Common Stock in this offering.

The following table illustrates the dilution in net tangible book value per share as a result of this offering:

Assumed public offering price per share			$	[●]

Net tangible book value per share as of [December 31, 2024]		$0.36
Increase in net tangible book value per share after giving effect to this offering	$	[●]

Pro forma net tangible book value per share as of [December 31, 2024]			$	[●]

Dilution per share to new investors in this offering			$	[●]

For purposes of calculating pro forma, as adjusted net tangible book value, the number of shares of our Common Stock outstanding prior to and after this offering is based on 16,224,371 shares of Common Stock outstanding as of December 31, 2024, assumes the issuance of [●] shares of our Common Stock in connection with this Offering, assumes no exercise of the Underwriter’s Option, and excludes:

●	1,127,102 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase our Common Stock, with a weighted average exercise price of $2.33 per share;

●

365,491 shares of Common Stock issuable upon exercise of outstanding stock options under our Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”), with a weighted average exercise price of $15.67 per share;

●	125,044 shares of Common Stock reserved for future issuance pursuant to the 2014 Plan;

●	321,691 shares of Common Stock issuable upon vesting of outstanding restricted stock units;

●	1,838,166 shares of Common Stock issuable upon the exercise of certain Underwriter warrants to purchase our Common Stock, with a weighted average exercise price of $2.74; and

●

10,117,857 shares of Common Stock issuable upon the conversion of the Company’s Series A-5 Convertible Preferred Stock, Series AA Convertible Preferred Stock, Series AA-3 Convertible Preferred Stock, Series AA-4 Convertible Preferred Stock, Series AA-5 Convertible Preferred Stock, Series AAA Convertible Preferred Stock, Series AAA-2 Convertible Preferred Stock, Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred.

To the extent that any of the foregoing are exercised, investors participating in the Offering will experience further dilution.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” starting on page 10 of the accompanying Prospectus.

Transfer Agent and Registrar

Our transfer agent is Issuer Direct Corporation, inclusive of its subsidiary Direct Transfer, LLC, whose address is One Glenwood Ave, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

UNDERWRITING

We are offering the shares of Common Stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Aegis Capital Corp. “Aegis” or the “Underwriter”) is acting as the sole book-running manager of this offering. The Underwriter has agreed to buy, subject to the terms of the underwriting agreement, the number of securities listed opposite its name below. The Underwriter is committed to purchase and pay for all of the securities if any are purchased, other than those securities covered by the over-allotment option described below.

Underwriter	Number of shares of Common Stock
Aegis Capital Corp.
Total

The Underwriter has advised us that they propose to offer the shares of Common Stock to the public at a price of $  per share. The Underwriter proposes to offer the shares of Common Stock to certain dealers at the same price less a concession of not more than $  per share. After the Offering, these figures may be changed by the Underwriter.

Over-allotment Option

We have granted to the Underwriter an Option exercisable not later than 45 days after the date of this prospectus supplement to purchase up to an additional shares of Common Stock (i.e., up to 15.0% of the Common Stock sold in this offering) . The Underwriter may exercise the option solely to cover over-allotments, if any, made in connection with this Offering. To the extent the Underwriter exercises the option, the Underwriter will become obligated, subject to certain conditions, to purchase the shares of Common Stock for which it exercises the Option.

Underwriting Discounts and Expenses

The following table summarizes the underwriting discount and commission to be paid to the Underwriter by us. These amounts are shown assuming both no exercise and full exercise of the Option.

	Per Share of Common Stock(1)	Total with Full Exercise of Overallotment
Public offering price	$	$
Underwriting discount to be paid to the underwriters by us (8.0%)
Proceeds to us (before expenses)

(1)	We have agreed to an underwriting discount equal to 8.0% of the gross proceeds received in this offering.

We have agreed to pay the Underwriter an accountable expense allowance for certain of the Underwriter’s expenses relating to the offering, including, but not limited to, the Underwriter’s legal fees, fees and expenses up to a maximum of $50,000 and reasonable out of pocket expenses incurred in this offering. We estimate that the total expenses of this offering, excluding underwriting discounts, will be $[●]. These expenses are all payable by us.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Company Standstill

We have agreed, subject to limited exceptions, for a period of 60 days after the closing of this Offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Underwriter. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 30 days following the closing date of this Offering. The Underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to the lock-up restriction.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 10% of our Company’s Common Stock and securities exercisable for or convertible into its Common Stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of sixty (60) days after the closing date of the offering. See “Shares Eligible for Future Sale – Lock-Up Agreements.”

The underwriter, in its sole discretion, may release the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this Offering, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of Common Stock while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our shares of Common Stock, which involve the sale by the Underwriter of a greater number of shares of Common Stock than it is required to purchase in this Offering and purchasing shares of Common Stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriter’s Option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriter may close out any covered short position by either exercising its option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the shares of Common Stock in the open market that could adversely affect investors who purchased in this Offering.

The Underwriter also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Aegis has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result of these activities, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The Underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the Underwriter makes any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the Underwriter, or by its affiliates. Other than this prospectus supplement in electronic format, the information on the Underwriter’s website and any information contained in any other websites maintained by the Underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriters in its capacity as underwriter, and should not be relied upon by investors.

Discretionary Accounts

The underwriter has informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Right of First Refusal

We have agreed that upon the closing of this Offering, subject to certain conditions, for a period of twelve (12) months after the commencement of sales in the Offering, we will grant Aegis the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such period of the Company, or any successor to or any subsidiary of the Company.

Tail Financing

Aegis shall be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to us by investors Aegis has introduced to us and/or contacted on our behalf through an in-person, electronic or telephonic communication or investors that Aegis had “wall-crossed” in connection with this offering (or any entity under common management or having a common investment advisor), if such Tail Financing is consummated at any time within the eighteen (18) months period beginning on the Closing or the expiration or termination of engagement letter between Aegis and us dated May 8, 2025.

Other Relationships

The underwriter is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California. Kaufman & Canoles P.C., Richmond, Virginia is representing the Underwriter.

EXPERTS

The consolidated financial statements of our Company as of and for the years ended December 31, 2024 and 2023, incorporated in this prospectus supplement by reference from our 2024 Annual Report, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), have been incorporated in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Common Stock is registered with the SEC under Section 12 of the Exchange Act and, accordingly, we are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC at www.sec.gov.

We maintain a website at http://www.superleague.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at the website of the SEC referenced above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The following documents filed by us with the Commission are incorporated by reference in this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025 as amended on April 30, 2025;

●	our Current Report on Form 8-K filed on January 8, 2025;

●	our Current Report on Form 8-K filed on February 14, 2025;

●	our Current Report on Form 8-K filed on April 3, 2025;

●	our Current Report on Form 8-K filed on April 11, 2025;

●	our Current Report on Form 8-K filed on May 6, 2025; and

●

the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on February 21, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Super League Enterprise, Inc.

2856 Colorado Ave.

Santa Monica, California 90404

(213) 421-1920

You can also find these filings on our website at www. superleague.com. We are not incorporating the information on our website other than these filings into this prospectus supplement or the prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide information other than that provided in this prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of the document.

BASE PROSPECTUS

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may offer and sell, in one or more offerings, up to $100 million of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “SLE.” On December 12, 2024, the last reported sale price per share of our common stock was $0.5936 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our business and investing in our securities involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024

SUPER LEAGUE ENTERPRISE, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus, or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including the information set forth under the section entitled “Risk Factors,” as well as our financial statements, the related notes thereto, and other information incorporated by reference into this prospectus. Some of the statements in this prospectus and the information incorporated by reference into this prospectus constitute forward-looking statements. For additional information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context requires otherwise, the words “we,” “us,” “our,” the “Company,” “Super League,” and “Super League Enterprise” refer to Super League Enterprise, Inc., a Delaware corporation, and its wholly owned subsidiaries, Mobcrush Streaming, Inc., a Delaware corporation, and Super League Gaming, UK Ltd., a company organized under the laws of England and Wales.

Overview

Super League Enterprise, Inc. (Nasdaq: SLE), (“Super League,” the “Company,” “we,” “us” or “our”) is redefining the gaming industry as a media channel for global brands. As a leading end-to-end immersive content partner, Super League enables marketers, advertisers, and IP owners to reach massive audiences through creativity, innovation, and gameplay within the world’s largest immersive platforms. Boasting an award-winning development studio, a vast community of native creators, and a proprietary suite of tools that maximize user engagement, Super League is a one-of-a-kind holistic solutions provider. Whether a partner is focused on building a world-class creative experience, achieving a lift in brand awareness, inspiring deeper customer loyalty, or finding new sources of revenue, Super League is at the forefront – always pioneering within immersive worlds.

Our Strategy

We believe that immersive world platforms are where the next generation lives and are a launchpad of unlimited new interactive content. In a world of blended physical-to-digital lives and smarter, more immersive screens, consumer expectations are increasing for more customized and personalized digital experiences, changing the way consumers will socialize, play, create, collaborate, shop, learn and work.

While our roots are in open gaming platforms where interactive worlds were first spawned, we believe our success is in the creation, growth, and monetization of digital experiences across the wider immersive web landscape. Super League’s vision is to build the most comprehensive immersive web publishing engine and be the driver of the next generation of digital platform businesses and experiences.

Built on a powerful foundation of unmatched capabilities, solutions and software platforms that have driven consistent success for innovative brand experiences, creator growth and monetization, and significant consumer engagement, our scalable, vertically-integrated engine offers:

●	Successful owned and third-party publishing worlds, experiences and destinations;

●	Innovative marketing solutions for brands and developers; and

●	Valued tools and services for creators and developers.

Our Business

As an early mover creating engaging experiences inside of metaverse, or “open world,” game platforms since 2015, Super League has converted our deep understanding of young gamers into significant audience reach into immersive worlds including virtual gaming platforms. We believe we have successfully iterated our business model through these market insights, and our organic and inorganic growth to establish scale and ultimately drive our monetization strategies. Our strong and growing product-market fit currently reaches over 100 million monthly unique players in Roblox, Minecraft and Fortnite, collectively, and generates over one billion monthly impressions. Our software supports the creation and operation of our owned and third-party immersive worlds and experiences, along with creator tools and analytics underpinned by a creator economy. These tools enable Super League to access these extended audiences with our innovative in-game and in-stream ad products, and allow our game designers and content creators to participate in our advertising economy. Our analytics suite provides Super League, brands and advertisers, and game developers data that informs campaign measurement and insights, along with enhanced game design. Beyond our primary advertising revenue stream, we have the opportunity to extend further downstream in all forms of immersive worlds we operate and generate direct to consumer revenues. In addition, our immersive world platforms, and our capability to produce compelling gaming-centric video and livestream broadcasts drives viewership to our own and our brand partner’s digital channels and generates content production and syndication revenues from third party partners.

Specifically, Super League’s digital experience and media products provide a wide range of solutions for brands and advertisers. From branded in-game experiences, through to custom content and media, Super League can provide end-to-end solutions for brands to acquire customers, deepen brand affinity and deliver campaign performance with innovative advertising inventory. As Super League has scaled in both metaverse player, immersive worlds and viewing audience reach, we have experienced growth in both the average revenue size of advertiser programs, along with a strong percentage of repeat buyers, while upholding our premium cost per impressions (“CPM”) advertising rates and margins, further validating a new premium social marketing channel for advertisers to reach elusive Generation Z and Alpha gamers. Additionally, our capability and proprietary technology is now being applied to new virtual and immersive world platforms beyond our core offering and is proving to be an enterprise solution for our owned and branded digital experiences that are less temporal and campaign-centric, generating revenue opportunities that are more diversified, annual in nature and less impacted by traditional advertising seasonality.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●

An exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act ”);

●	An extended transition period for complying with new or revised accounting standards;

●	Reduced disclosure about our executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We may take advantage of these provisions from the JOBS Act until the end of the fiscal year in which the fifth anniversary of our initial public offering, or such earlier time when we no longer qualify as an emerging growth company. We would cease to be an emerging growth company on the earlier of (i) the last day of the fiscal year (a) in which we have more than $1.07 billion in annual revenue or (b) in which we have more than $700 million in market value of our capital stock held by non-affiliates, or (ii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens under the JOBS Act. We have taken advantage of other reduced reporting requirements in this prospectus, and we may choose to do so in future filings. To the extent we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity interests.

Risk Factors

Our business is subject to substantial risk. Please carefully review the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

Super League Enterprise, Inc. was incorporated under the laws of the State of Delaware on October 1, 2014 as Nth Games, Inc. On June 15, 2015, we changed our corporate name from Nth Games, Inc. to Super League Gaming, Inc., and on September 11, 2023, we change our corporate name from Super League Gaming, Inc. to Super League Enterprise, Inc. Our principal executive offices are located at 2856 Colorado Ave., Santa Monica, California 90404. Our Company telephone number is (213) 421-1920 and our investor relations contact number is (949) 574-3860.

Our corporate website address is www.superleague.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 15, 2024, and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our Common Stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors,” as well as in those sections of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for making each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including:

●	the overall strength and stability of general economic conditions and of the in-person electronic video game sports (“esports”) industry in the United States and globally;

●	changes in consumer demand for, and acceptance of, our immersive world experiences and services and the games that we license, as well as online virtual gaming in general;

●	changes in the competitive environment, including adoption of technologies, services and products that compete with our own;

●	our ability to generate consistent revenue and become profitable;

●	our ability to effectively execute our business plan;

●	changes in the price of streaming services, licensing fees, and network infrastructure, hosting and maintenance;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with litigation;

●	our ability to obtain and protect our existing intellectual property protections, including patents, trademarks and copyrights;

●	our ability to obtain and enter into new licensing agreements with game publishers and owners;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets; and

●

other risks and uncertainties, including those described within the section entitled “Risk Factors” in our 2023 Annual Report, and subsequent Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus, including in the section entitled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to our Company, including but not limited to the fact that we have only a limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read this prospectus, any prospectus supplement and the documents incorporated herein and those documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Use of Market and Industry Data

This prospectus includes market and industry data that we have obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

Forecasts and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses. Except for those transactions with Infinite Reality, Inc., as disclosed on our Current Report on Form 8-K, filed with the Commission on October 4, 2024, as amended October 22, 2024, we have no present commitments or agreements to enter into any acquisitions or investments

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.  Pending these uses, we may invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

DESCRIPTION OF OUR CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation (our “Charter”) authorizes the issuance of up to 400,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Summary of Securities

The following description summarizes certain terms of our capital stock. Because this description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our Charter and Amended and Restated Bylaws (our “Bylaws”), which are included as exhibits to this prospectus, and to the applicable provisions of Delaware law.

Common Stock

Our Charter currently authorizes the issuance of up to 400,000,000 shares of Common Stock. As of December 9, 2024, there were 14,322,115 shares of our Common Stock issued and outstanding, which were held by approximately 321 stockholders of record. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Neither our Charter nor our Bylaws provide for cumulative voting rights.

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future.

Preferred Stock

Currently, there are fifteen series of our preferred stock outstanding; Series A Convertible Preferred Stock (“Series A Preferred”), Series A-2 Convertible Preferred Stock (“Series A-2 Preferred”), Series A-3 Convertible Preferred Stock (“Series A-3 Preferred”), Series A-4 Convertible Preferred Stock (“Series A-4 Preferred”), Series A-5 Convertible Preferred Stock (“Series A-5 Preferred”) (the Series A Convertible Preferred Stock through the Series A-5 Convertible Preferred Stock is hereinafter collectively, the “Series A Preferred Stock”), Series AA Convertible Preferred Stock (“Series AA Preferred”), Series AA-3 Convertible Preferred Stock (“Series AA-3 Preferred”), Series AA-4 Convertible Preferred Stock (“Series AA-4 Preferred”), Series AA-5 Convertible Preferred Stock (“Series AA-5 Preferred”) (the Series AA Convertible Preferred Stock through the Series AA-5 Convertible Preferred Stock is hereinafter collectively, the “Series AA Preferred Stock”), Series AAA Convertible Preferred Stock (“Series AAA Preferred”) and Series AAA-2 Convertible Preferred Stock (“Series AAA-2 Preferred”) (the Series AAA Convertible Preferred Stock and Series AAA-2 Convertible Preferred Stock is hereinafter collectively, the “Series AAA Preferred Stock”), Series AAA Junior Preferred Stock (“Series AAA JR Preferred”), Series AAA-2 Junior Preferred Stock (“Series AAA-2 JR Preferred”), Series AAA-3 Junior Preferred Stock (“Series AAA-3 JR Preferred”) Preferred and Series AAA-4 Junior Preferred Stock (“Series AAA-4 Junior Preferred”). The rights and preferences associated with each series are summarized below.

Series A Preferred

On November 22, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Series A Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 440 shares of Series A Preferred outstanding.

Conversion and Rank

Each share of Series A Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $12.40, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A Preferred; and (2) on the one year anniversary of the Series A Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A-2, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A Preferred delivered to the Company pursuant to the terms of the Series A Certificate of Designations prior to the issuance of any shares of Series A-5 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A Preferred then held by such holder on the 12 and 24 month anniversaries of the Series A Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred, (b) increasing the number of authorized shares of Series A Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A Preferred together with holders of Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred Stock, and Series AAA Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-2 Preferred

On November 28, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-2 Preferred Stock (the “Series A-2 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 463 shares of Series A-2 Preferred outstanding.

Conversion and Rank

Each share of Series A-2 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-2 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-2 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $13.292, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-2 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-2 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-2 Preferred; and (2) on the one year anniversary of the Series A-2 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-2 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-2 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-2 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-2 Preferred convert shares of the Series A-2 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-2 Preferred delivered to the Company pursuant to the terms of the Series A-2 Certificate of Designations prior to the issuance of any shares of Series A-2 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-2 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-2 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-2 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-2 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-2 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-2 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-2 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-2 Preferred, (b) increasing the number of authorized shares of Series A-2 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-2 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-2 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-2 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-2 Preferred together with holders of Series A Preferred, Series A-3 Preferred, Series A-4 Preferred and Series A-5 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-3 Preferred

On November 30, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-3 Preferred Stock (the “Series A-3 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 315 shares of Series A-3 Preferred outstanding.

Conversion and Rank

Each share of Series A-3 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-3 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-3 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $13.408, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-3 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-3 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-3 Preferred; and (2) on the one year anniversary of the Series A-3 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-3 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-3 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-3 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-3 Preferred convert shares of the Series A-3 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-3 Preferred delivered to the Company pursuant to the terms of the Series A-3 Certificate of Designations prior to the issuance of any shares of Series A-3 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-3 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-3 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-3 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-3 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-3 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-3 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-3 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-3 Preferred, (b) increasing the number of authorized shares of Series A-3 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-3 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-3 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-3 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-3 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-4 Preferred and Series A-5 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-4 Preferred

On December 22, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-4 Preferred Stock (the “Series A-4 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 380 shares of Series A-4 Preferred outstanding.

Conversion and Rank

Each share of Series A-4 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-4 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-4 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $7.602 subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-4 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-4 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-4 Preferred; and (2) on the one year anniversary of the Series A-4 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-4 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-4 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-4 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-4 Preferred convert shares of the Series A-4 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-4 Preferred delivered to the Company pursuant to the terms of the Series A-4 Certificate of Designations prior to the issuance of any shares of Series A-4 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-4 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-4 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-4 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-4 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-4 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-4 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-4 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-4 Preferred, (b) increasing the number of authorized shares of Series A-4 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-4 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-4 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-4 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-4 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-5 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series A-5 Preferred

On January 31, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A-5 Preferred Stock (the “Series A-5 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 780 shares of Series A-5 Preferred outstanding.

Conversion and Rank

Each share of Series A-5 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series A-5 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series A-5 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $11.092, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series A-5 Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the filing date of the Series A-2 Preferred Certificate of Designation with the Delaware Secretary of State (the “Series A-5 Effective Date”) or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series A-5 Preferred; and (2) on the one year anniversary of the Series A-5 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series A-5 Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series A-5 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series A-5 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series A-5 Preferred convert shares of the Series A-5 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series A-5 Preferred delivered to the Company pursuant to the terms of the Series A-5 Certificate of Designations prior to the issuance of any shares of Series A-5 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series A-5 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series A-5 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series A-5 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series A-5 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series A-5 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series A-5 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series A-5 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series A-5 Preferred, (b) increasing the number of authorized shares of Series A-5 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series A-5 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series A-5 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series A-5 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A-5 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, and Series AA Preferred Stock will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA Preferred

On April 19, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series AA Preferred Stock, par value $0.001 per share (the “Series AA Preferred”) (the “Series AA Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 3,699 shares of Series AA Preferred outstanding.

Conversion and Rank

Each share of Series AA Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $9.43, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA Preferred convert shares of the Series AA Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA Preferred delivered to the Company pursuant to the terms of the Series AA Certificate of Designations prior to the issuance of any shares of Series AA Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA Preferred, (b) increasing the number of authorized shares of Series AA Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred and Series AA-5 Preferred, will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-2 Preferred

On April 20, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-2 Preferred Stock (the “Series AA-2 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were zero shares of Series AA-2 Preferred outstanding.

Conversion and Rank

Each share of Series AA-2 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-2 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-2 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price is $10.43, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-2 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-2 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-2 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA-2 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-2 Preferred convert shares of the Series AA-2 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-2 Preferred delivered to the Company pursuant to the terms of the Series AA-2 Certificate of Designations prior to the issuance of any shares of Series AA-2 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-2 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-2 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-2 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-2 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-2 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-2 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-2 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-2 Preferred, (b) increasing the number of authorized shares of Series AA-2 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-2 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-2 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-2 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-2 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-3 Preferred, Series AA-4 Preferred and Series AA-5 Preferred, will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-3 Preferred

On April 28, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-3 Preferred Stock (the “Series AA-3 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 25 shares of Series AA-3 Preferred outstanding.

Conversion and Rank

Each share of Series AA-3 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-3 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-3 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $9.50, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-3 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-3 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-3 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-3 Preferred convert shares of the Series AA-3 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-3 Preferred delivered to the Company pursuant to the terms of the Series AA-3 Certificate of Designations prior to the issuance of any shares of Series AA-3 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-3 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-3 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-3 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-3 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-3 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-3 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-3 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-3 Preferred, (b) increasing the number of authorized shares of Series AA-3 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-3 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-3 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-3 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-3 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-4 Preferred and Series AA-5 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-4 Preferred

On May 5, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-4 Preferred Stock (the “Series AA-4 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 500 shares of Series AA-4 Preferred outstanding.

Conversion and Rank

Each share of Series AA-4 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-4 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-4 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $9.284, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-4 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-4 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-4 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA-4 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-4 Preferred convert shares of the Series AA-4 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-4 Preferred delivered to the Company pursuant to the terms of the Series AA-4 Certificate of Designations prior to the issuance of any shares of Series AA-4 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-4 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-4 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-4 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-4 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-4 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-4 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-4 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-4 Preferred, (b) increasing the number of authorized shares of Series AA-4 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-4 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-4 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-4 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-4 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred and Series AA-5 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AA-5 Preferred

On May 26, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-5 Preferred Stock (the “Series AA-4 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 50 shares of Series AA-5 Preferred outstanding.

Conversion and Rank

Each share of Series AA-5 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AA-5 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AA-5 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $10.60, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AA-5 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA-5 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA-5 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AA-5 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AAA Preferred and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AA-5 Preferred convert shares of the Series AA-5 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AA-5 Preferred delivered to the Company pursuant to the terms of the Series AA-5 Certificate of Designations prior to the issuance of any shares of Series AA-5 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AA-5 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA-5 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AA-5 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA-5 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AA-5 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AA-5 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA-5 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA-5 Preferred, (b) increasing the number of authorized shares of Series AA-5 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA-5 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AA-5 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA-5 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA-5 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, and Series AA-4 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AAA Preferred

On November 30, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA Preferred Stock (the “Series AAA Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 7,570 shares of Series AAA Preferred outstanding.

Conversion and Rank

Each share of Series AAA Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.674, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AAA Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AAA Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AAA Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AAA Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, and Series AAA-2 Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA Preferred convert shares of the Series AAA Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA Preferred delivered to the Company pursuant to the terms of the Series AAA Certificate of Designations prior to the issuance of any shares of Series AAA Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AAA Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA Preferred, (b) increasing the number of authorized shares of Series AAA Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred and Series AAA-2 Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AAA-2 Preferred

On December 22, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Preferred Stock (the “Series AAA-2 Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 3,148 shares of Series AAA-2 Preferred outstanding.

Conversion and Rank

Each share of Series AAA-2 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-2 Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-2 Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.71, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the Series AAA-2 Effective Date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AAA-2 Preferred if the VWAP, equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AAA-2 Preferred if and only if the VWAP equals at least 300% of the Conversion Price.

The Series AAA-2 Preferred ranks senior to the Series AAA JR Preferred, Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, and ranks pari passu to the Series A, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, and Series AAA Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-2 Preferred convert shares of the Series AAA-2 Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-2 Preferred delivered to the Company pursuant to the terms of the Series AAA-2 Certificate of Designations prior to the issuance of any shares of Series AAA-2 Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-2 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-2 Preferred then held by such holder on the 12- and 24-month anniversaries of the Series AAA-2 Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-2 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-2 Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-2 Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-2 Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-2 Preferred, (b) increasing the number of authorized shares of Series AAA-2 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-2 Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-2 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-2 Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-2 Preferred together with holders of Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred and Series AAA Preferred will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Series AAA JR Preferred

On June 26, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA Junior Preferred Stock (the “Series AAA JR Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 365 shares of Series AAA JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA JR Preferred convert shares of the Series AAA JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA JR Preferred delivered to the Company pursuant to the terms of the Series AAA JR Certificate of Designations prior to the issuance of any shares of Series AAA JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA JR Preferred, (b) increasing the number of authorized shares of Series AAA JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA JR Preferred together with holders of Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred shall rank junior to holders of the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred (the “Senior Securities”). After payment is made to holders of the Senior Securities, holders of Series AAA JR Preferred, together with holders of Series AAA-2 JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Series AAA-2 JR Preferred

On July 10, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Junior Preferred Stock (the “Series AAA-2 JR Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 441 shares of Series AAA-2 JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA-2 JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-2 JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-2 JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA-2 Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-2 JR Preferred convert shares of the Series AAA-2 JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-2 JR Preferred delivered to the Company pursuant to the terms of the Series AAA-2 JR Certificate of Designations prior to the issuance of any shares of Series AAA-2 JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-2 JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-2 JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA-2 JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-2 JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-2 JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-2 JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-2 JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-2 JR Preferred, (b) increasing the number of authorized shares of Series AAA-2 JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-2 JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-2 JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-2 JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-2 JR Preferred together with holders of Series AAA JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred shall rank junior to holders of the Senior Securities. After payment is made to holders of the Senior Securities, holders of Series AAA-2 JR Preferred, together with holders of Series AAA JR Preferred, Series AAA-3 JR Preferred and Series AAA-4 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Series AAA-3 JR Preferred

On September 20, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-3 Junior Preferred Stock (the “Series AAA-3 JR Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 697 shares of Series AAA-3 JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA-3 JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-3 JR JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-3 JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA-3 Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-4 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-3 JR Preferred convert shares of the Series AAA-3 JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-3 JR Preferred delivered to the Company pursuant to the terms of the Series AAA-3 JR Certificate of Designations prior to the issuance of any shares of Series AAA-3 JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-3 JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-3 JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA-3 JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-3 JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-3 JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-3 JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-3 JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-3 JR Preferred, (b) increasing the number of authorized shares of Series AAA-3 JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-3 JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-3 JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-3 JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-3 JR Preferred together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-4 JR Preferred shall rank junior to holders of the Senior Securities. After payment is made to holders of the Senior Securities, holders of Series AAA-3 JR Preferred, together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-4 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Series AAA-4 JR Preferred

On September 30, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-4 Junior Preferred Stock (the “Series AAA-4 JR Certificate of Designation”) with the State of Delaware. As of December 9, 2024, there were 399 shares of Series AAA-4 JR Preferred outstanding.

Conversion and Rank

Each share of Series AAA-4 JR Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA-4 JR JR Certificate of Designation, into such number of shares of the Company’s Common Stock equal to the number of Series AAA-4 JR Preferred to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion (the initial conversion price is $1.25, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). The Series AAA-4 Jr Preferred ranks Junior to the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series A-5 Preferred, Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, Series AA-5 Preferred, Series AAA Preferred and Series AAA-2 Preferred, and ranks pari passu to the Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-3 JR Preferred.

Conversion Restriction

At no time may a holder of shares of Series AAA-4 JR Preferred convert shares of the Series AAA-4 JR Preferred if the number of shares of Common Stock to be issued pursuant to such conversion would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (or, at the written election of any holder of Series AAA-4 JR Preferred delivered to the Company pursuant to the terms of the Series AAA-4 JR Certificate of Designations prior to the issuance of any shares of Series AAA-4 JR Preferred Stock, 9.99%).

Dividend Rights

Holders of the Series AAA-4 JR Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-4 JR Preferred then held by such holder on the 30-, 60- and 90-day anniversaries of the Series AAA-4 JR Effective Date.  In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-4 JR Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of Common Stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Voting Rights

The Series AAA-4 JR Preferred shall vote together with the Common Stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-4 JR Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-4 JR Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-4 JR Preferred, (b) increasing the number of authorized shares of Series AAA-4 JR Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA-4 JR Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind in excess of $5 million, or (e) entering into any agreement with respect to the foregoing.  In addition, no holder of Series AAA-4 JR Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-4 JR Preferred into an amount in excess of the primary market limitations.

Liquidation Rights

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-4 JR Preferred together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-3 JR Preferred shall rank junior to holders of the Senior Securities. After payment is made to holders of the Senior Securities, holders of Series AAA-4 JR Preferred, together with holders of Series AAA JR Preferred, Series AAA-2 JR Preferred and Series AAA-3 JR Preferred, will be entitled to receive distributions out of the Company’s remaining assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock.

Anti-Takeover Matters

Charter and Bylaw Provisions

The provisions of Delaware law, our Charter, and our Bylaws include a number of provisions that may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our Bylaws provide that any vacancy on our Board may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation of the Company in which they own stock provides otherwise. Neither our Charter nor our Bylaws provide that our stockholders shall be entitled to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our Bylaws provide that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Because the applicability of the exclusive forum provision is limited to the extent permitted by law, we believe that the exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLE.”

Transfer Agent and Registrar

Our transfer agent is Issuer Direct Corporation, inclusive of its subsidiary Direct Transfer, LLC, whose address is One Glenwood Ave, Suite 1001, Raleigh, NC 27603 and its telephone number is (919) 744-2722.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

In the event that we issue any debt securities, we will issue such senior debt securities under a senior indenture that we will enter into with the trustee named in such senior indenture. We will file forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of potential senior debt securities, subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

●

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

In the event that we issue debt securities, we will issue such debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock;

●

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, or the principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock, preferred stock or debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of our preferred stock, debt securities, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND

OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●

prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●

at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or agents, if applicable;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●

on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

The financial statements of Super League Enterprise, Inc. as of and for the year ended December 31, 2023, incorporated in this prospectus by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon (which report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern), have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Super League Enterprise, Inc. as of and for the year ended December 31, 2022, incorporated in this prospectus by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's ability to continue as a going concern, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Common Stock is registered with the Commission under Section 12 of the Exchange Act and, accordingly, we are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information are available at the website of the Commission at www.sec.gov.

We maintain a website at http://www.superleague.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at the website of the SEC referenced above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Commission are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 15, 2024, as amended on April 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed on November 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed on August 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024;

●	our Current Report on Form 8-K filed on March 1, 2024;

●	our Current Report on Form 8-K filed on March 15, 2024;

●	our Current Report on Form 8-K filed on March 27, 2024;

●	our Current Report on Form 8-K filed on June 10, 2024;

●	our Current Report on Form 8-K filed on July 2, 2024;

●	our Current Report on Form 8-K filed on July 16, 2024;

●	our Current Report on Form 8-K filed on September 23, 2024;

●	our Current Report on Form 8-K filed on October 1, 2024;

●	our Current Report on Form 8-K filed on October 4, 2024, as amended October 22, 2024;

●	our Current Report on Form 8-K filed on October 25, 2024;

●	our Current Report on Form 8-K filed on October 29, 2024;

●	our Current Report on Form 8-K filed on November 21, 2024; and

●

the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on February 21, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Super League Enterprise, Inc.

2856 Colorado Ave.

Santa Monica, California 90404

(213) 421-1920

 Shares of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

, 2025